Exhibit 99.2

Beneficient Releases Letter to Shareholders Updating Progress on Significant Corporate Issues

DALLAS, TX, June 29, 2026 (GLOBE NEWSWIRE) -- Beneficient (NASDAQ: BENF) (Ben or the Company), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, has issued a letter to shareholders from Chief Executive Officer James Silk about progress the Company has made in managing and settling significant issues as it reports its fiscal year 2026 earnings results in a separate press release.
Dear Beneficient Shareholders,
It has been three very eventful years since Beneficient went public on Nasdaq. I am here to report that, through disciplined decision making and execution, Beneficient is better positioned for the future.
I would like to take this moment to thank you for staying with us as we continue to pursue our mission of creating long-term shareholder value and democratizing the market for alternative asset liquidity.
As I reflect on how far we have come, I believe it is important to recognize what management and the Company’s Board of Directors (the Board) have achieved in addressing legacy issues while strengthening the foundation of the Company. This included supporting the U.S. Attorney’s Office for the Southern District of New York in the trial which led to the conviction of the Company’s former Chief Executive Officer Brad Heppner and working constructively with the litigation trustee to manage and continue to resolve matters associated with the bankruptcy of GWG Holdings, Inc. (GWG). These actions have been critical steps toward putting the challenges of the prior era behind us and allowing Beneficient to focus on the future.
I am honored that the Board has named me Chief Executive Officer of Beneficient, removing the interim designation from my title. Over the past 11 months, I have had the opportunity to work closely with our Board, employees, and stakeholders as we navigated a complex transition. I believe the Company now has a stronger operating foundation and a clearer strategic direction.
During fiscal year 2026, a major area of progress has been strengthening our balance sheet and improving our financial position. Additionally, Beneficient resolved the GWG litigation matters, regained compliance with Nasdaq listing requirements, generated approximately $51.5 million in gross proceeds from asset sales, and fully repaid the principal balance under the HH-BDH Credit Agreement (excluding $1.1 million of deferred interest and fees). We also completed GP Primary Commitment transactions totaling approximately $14.9 million in net asset value. Subsequent to March 31, 2026, we entered into an additional primary capital transaction with a fund managed by a general partner, which will increase the collateral for the Company’s ExAlt loan portfolio by approximately $8.8 million. These steps strengthened our collateral base, improved our financial flexibility, and created a more stable foundation from which to execute our strategy.
At the same time, we have worked to expand the capabilities of our AI-powered technology. We are excited about the commercialization of our collateral management services we announced last week that demonstrate how the infrastructure we have built can support broader market needs. We believe there is a growing demand among institutions and investors for sophisticated analysis, monitoring, reporting, and risk-management solutions related to complex alternative asset-backed financial transactions. These capabilities create opportunities for recurring annual fee revenue while allowing us to leverage the technology and expertise already developed within Beneficient.
For shareholders, one of the most important aspects of our next chapter is a change in the structure of our liquidity transactions to create value for those who hold shares of our common stock. As we originate and execute transactions like the GP Primary Commitment transactions, the value they create accrues more directly to those common shareholders as opposed to our non-controlling interest holders.
The significance of these changes is that we are no longer limited to individual transactions or asset outcomes. We have built an operating platform capable of supporting multiple revenue streams, including transaction-related revenue, service revenue, and recurring fee-based opportunities. As adoption of our platform grows, we believe the market has the potential to recognize Beneficient not only as a participant in alternative asset liquidity, but as an infrastructure provider helping modernize how these assets are analyzed, managed, and transacted. We believe this shift can support long-term enterprise value creation and enhance the potential value of Ben’s common stock as investors better understand the scalability and strategic importance of the platform we have built.
We expect additional clarity on remaining legacy matters as we move forward. Brad Heppner is scheduled to be sentenced on October 7, 2026, and we continue working toward completion of the remaining GWG litigation settlement process. The resolution of these issues reduces uncertainty and allows us to focus our resources and attention on executing our business strategy. For shareholders, including holders of common stock, these milestones represent continued progress toward a cleaner operating environment and a stronger foundation for future growth.
As we have stated, our mission remains unchanged: democratizing alternative asset liquidity for mid-to-high net worth individuals and small-to-mid-sized institutions through a technology platform built to handle underwriting, custody, analytics, and transaction execution.
What has changed is our ability to apply that platform more broadly. The technology, processes and expertise we have developed position Beneficient to pursue new business opportunities, strategic partnerships, and revenue opportunities that extend beyond our original vision.
I want to thank our shareholders, employees, partners, and Board for their continued commitment during this important period. We have worked through significant challenges that I believe have made us a stronger company with a more focused direction.
The opportunity ahead is substantial, and we remain focused on executing with discipline and creating lasting value for our shareholders.
Sincerely,
James Silk
Chief Executive Officer
Beneficient

About Beneficient
Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and preferred liquidity services for their funds− with solutions that could help them unlock the value in their alternative assets.
Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.
For more information, visit www.trustben.com or follow us on LinkedIn.
Contacts
Matt Kreps: 214-597-8200, mkreps@darrowir.com
Michael Wetherington: 214-284-1199, mwetherington@darrowir.com
Investor Relations: investors@beneficient.com
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding potential business opportunities, future growth, market demand, potential expansion of the Company’s collateral management services to other customers, the expectation of revenue from the Company’s collateral management services, the anticipated benefits of the Company’s collateral management services and the anticipated benefits of the change in structure of our liquidity transactions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.
Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, our ability to consummate liquidity transactions on terms desirable for the Company, or at all, our ability to maintain compliance with the Nasdaq continued listing requirements, our ability to cure any future deficiencies in compliance with any of the Nasdaq Listing Rules, the outcome and timing of the remaining GWG litigation and related legacy matters, risks related to the substantial costs and diversion of management’s attention and resources due to these matters, the risk that the Company’s collateral management services do not perform as expected or do not generate revenue, and the other risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q, and the risks and uncertainties contained in the Company’s Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.